UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                  June 30, 2008
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 4 - Matters Related to Accountants and Financial Statements

ITEM 4.01 Change in Registrant's Certifying Accountant.

Effective June 30, 2008, the Company dismissed KMJ Corbin & Company as its auditor, and has appointed Tarvaran, Askelson & Company of Orange County, California as its new accountants beginning with its fiscal year ended
June 30, 2007 financial statements. The Company's Board of Directors approved this action.

KMJ's reports on the consolidated financial statements of the Company for fiscal 2006 and 2005 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any audit scope or accounting principles, but expressed a concern regarding the ability of the Company to continue as a going concern.

For our fiscal 2005 and 2006 audits, and for the period from the end of the most recently completed audit (June 30, 2006) through June 30, 2008, there were no disagreements between the Company and KMJ Corbin & Company, on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KMJ Corbin & Company would have caused KMJ Corbin & Company to make reference to the subject matter of the disagreement(s) in connection with its reports as required by Item 3.04(a)(1)(iv) of Regulation S-K.




SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits


EXHIBIT

NUMBER        DESCRIPTION


16.1          Letter from KMJ Corbin & Company, LLP




                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: July 14, 2008                         /s/ Roger Neal Smith
                                       By:  Roger Neal Smith
                                            President and CEO